UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014 (August 11, 2014)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 11, 2014, the Board of Directors (the “Board”) of Trimble Navigation Limited (the “Company”) approved a new share repurchase program for up to an aggregate amount of $300 million of its common stock. The new share repurchase program is effective August 11, 2014. Under the new share repurchase program, the Company may repurchase shares from time to time in open market transactions, privately negotiated transactions, accelerated share buyback programs, tender offers, or by other means. The timing and actual number of shares repurchased will depend on a variety of factors including price, regulatory requirements, capital availability, and other market conditions. The program does not require the purchase of any minimum number of shares and may be suspended or discontinued at any time. The Board also canceled the remaining unused portion, amounting to approximately $50 million, of the Company’s existing share repurchase program, which was approved by the Board on October 18, 2011 and under which the Company was authorized to repurchase up to an aggregate amount of $100 million of its common stock.

The press release announcing this share repurchase program, attached hereto as Exhibit 99.1, is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 12, 2014, of Trimble Navigation Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: August 12, 2014	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 12, 2014, of Trimble Navigation Limited.

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